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                                                                  Exhibit 23.1

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-71276) pertaining to the Warrant Agreement dated as of August 29, 1991, the Registration Statement (Form S-2 No. 33-49072) pertaining to stock warrants and options issued to certain directors, officers, employees and service providers, the Registration Statement (Form S-3 No. 33-64466) pertaining to resale of 888,900 shares of outstanding common stock, the Registration Statement (Form S-3 No. 33-79336) pertaining to the Convertible Debentures issued April 22, 1994, and the Registration Statement (Form S-8
No. 33-20188) pertaining to the Incentive Stock Option and Appreciation Plan and 1988 Non-qualified Stock Option Plan of IMRE Corporation of our report dated January 23, 1996, with respect to the consolidated financial statements of IMRE Corporation as of December 31, 1995 and 1994, and for each year then ended included in the Annual Report (Form 10-K/A) for the year ended December 31, 1995.




                                                           ERNST & YOUNG LLP

Seattle, Washington
April 5, 1996